                                                                    Exhibit 4.3


                           Name of Subscriber ___________________


                             SUBSCRIPTION AGREEMENT
                        (FOR ACCREDITED INVESTORS ONLY)



Pivot Rules, Inc.
80 West 40th Street
New York, New York 10018

Dear Sirs:

            i. Subscription. I (sometimes referred to herein as the "Investor") hereby subscribe for and agree to purchase ____ Units (as defined below) of securities of Pivot Rules, Inc. ("Company"), a New York corporation, on the terms and conditions described herein and in the Confidential Term Sheet dated November __, 1996, together with all supplements, if any ("Term Sheet"), relating to this offering. The purchase price per Unit is $100,000 and the aggregate amount subscribed for hereby is $____________________. The Company and GKN Securities Corp., which is acting as the placement agent for this offering ("GKN" or the "Placement Agent"), have the mutual discretion to accept offers for fractional Units.

            ii.    Description of Units. Each Unit consists of:

                   (1) a $100,000 principal amount interest-bearing secured subordinated convertible promissory note ( "Note"), that will have principal and interest thereon payable upon the earliest of (i) the 24-month anniversary of the date of the closing of this offering ("Closing"),
                         (ii) the date of successful consummation by the Company of an initial public offering of its securities, as described in Section 4.1 of the Note ( "Consummation Date"), (iii) the date of consummation of a sale by the Company of all or substantially all of its assets, (iv) the date of consummation of the sale or exchange (including by way of merger) of all or substantially all of the outstanding shares of the Common Stock, no par value, of the Company ("Common Stock"), (v) the date of consummation of certain mergers or consolidations of the Company, as described in Section 4.2 of the Note, or (vi) an "Offering Termination" as defined in Section 5 of the Note. In the event of an Offering Termination, the Note is convertible, at the option of the holder, into shares of the Company's Common Stock at a conversion rate of $2.50 per share;

                   (2) a warrant to purchase 40,000 shares of the Company's Common Stock exercisable at any time or from time to time during the period commencing January 1, 1998 and ending December 31, 2002 at an initial exercise price of $2.50 per share ("Warrants"); provided, however, that on the effective date of the registration statement with respect to the initial public offering contemplated by the letter of intent, dated October 3, 1996 ("Letter of Intent") between the Company and GKN ("GKN Offering"), the Warrants will automatically convert (on a one-for-one basis) into warrants bearing identical terms to those to be issued as part of the securities to be offered to the public in the GKN Offering ("Public Warrants").

            iii.   Purchase.

                   (1) I hereby tender to GKN cash or a check made payable to the order of "GKN Securities Corp.--Pivot Rules Special Account" in the amount indicated above, two manually executed copies of this Subscription Agreement and an executed copy of my Purchaser Questionnaire.

                   (2) This offering will continue until the earlier of the Closing or ________ __, 1996, unless such latter date is extended, without notice to the Investor, by mutual consent of GKN and the Company for a period of up to 30 days ("Termination Date"). Prior to the Termination Date, my cash or check delivered herewith will be held by GKN in a segregated, non-interest bearing bank account subject to the terms and conditions contained herein. If less than fifteen (15) Units offered pursuant to the Term Sheet are sold and paid for by the Termination Date, my payment will be returned to me without interest or deduction. Upon completion or termination of this offering, I will be notified promptly by GKN as to whether my subscription has been accepted by the Company.

            iv.    Acceptance or Rejection of Subscription.

                   (1) I understand and agree that the Company and GKN reserve the right to reject this subscription for the Units, as a whole or in part and at any time prior to the Closing or Termination Date, notwithstanding prior receipt by me of notice of acceptance of my subscription, if in either of their judgment they deem such action to be in the best interests of the Company; and

                   (2) In the event of rejection of this subscription, my subscription payment will be returned promptly to me without interest or deduction and this Subscription Agreement shall have no force or effect. In the event my subscription is accepted, the funds specified above shall be released to the Company and the Note and certificate representing the Warrants will be delivered to GKN to hold on my behalf until otherwise instructed.

                   (3) Effective upon acceptance of my subscription by the Company, I shall become a party to a security agreement relating to all of the Company's assets (the "Security Agreement"), a copy of which is annexed as Exhibit B to the Term Sheet. I agree to be bound by the terms and conditions of such Security Agreement and acknowledge that my execution of this Subscription Agreement shall be deemed to be the valid execution by me of the Security Agreement.

                   (4)   By my becoming a party to the Security Agreement, I am
                         (i) appointing GKN as my agent to take any and all action that may be necessary or required to enforce my rights under the Note and the Security Agreement, (ii) agreeing that GKN will be reimbursed for any out-of-pocket costs and expenses incurred by it as my agent (such reimbursement to be either from the collection of the Note or from me), (iii) agreeing to indemnify GKN and hold it harmless from any liabilities under the Security Agreement, and (iv) acknowledging that GKN as agent shall have such rights, duties and obligations as set forth in such Security Agreement. I have read the Security Agreement and understand that GKN as agent has no obligations in any way to monitor the Company's performance.

            v. Closing. The Closing of this offering will occur at the offices of Graubard Mollen & Miller ("GM&M") upon the receipt and acceptance by the Company of subscriptions for fifteen (15) Units. The Units subscribed for herein shall not be deemed issued to or owned by me until two copies of this Subscription Agreement have been executed by me and countersigned by the Company and a Closing has occurred. At the Closing, my Note and the certificates representing my Warrants shall be delivered to GM&M, as custodian, to be held for my benefit until the consummation of the GKN Offering or such earlier time as I may request their delivery to me. I hereby authorize GM&M, upon the consummation of the GKN Offering, to (i) deliver the Note to the Company upon full payment of all principal and interest due thereon and deliver the proceeds of such payment to the Placement Agent for credit to my account with the Placement Agent and (ii) deliver the certificates representing my Warrants to the Company in exchange for certificates representing an equal number of Public Warrants and deliver such certificates representing the Public Warrants to the Placement Agent for my account.

            vi.    Disclosure.

                   (1) Because this offering is limited to accredited investors as defined in Section 2(15) of the Securities Act of 1933, as amended ("Securities Act"), and Rule 501 promulgated thereunder, in reliance upon exemptions contained in Section 4(2) and Rules 505 and 506 of the Securities Act and applicable state securities laws, the Units are being sold without registration under the Securities Act. Accordingly, the Company is offering the Units utilizing the Term Sheet rather than a more detailed private offering memorandum that contains the kind of information specified in Rule 502(b)(2) promulgated under the Securities Act. I acknowledge receipt of the Term Sheet, including all exhibits listed therein, and acknowledge that I have had an adequate opportunity to receive, and have received, all information and materials regarding the Company that I have requested.

                   (2) I fully understand that the Units are speculative investments which involve a high degree of risk of loss of my entire investment. I fully understand the nature of the risks involved in purchasing the Units and I am qualified by my knowledge and experience to evaluate in- vestments of this type. I have carefully considered the potential risks relating to the Company and purchase of its Units and have, in particular, reviewed each of the risks set forth in the Term Sheet. Both my advisors and I have had the opportunity to ask questions of and receive answers from representatives of the Company or persons acting on its behalf concerning the Company and the terms and conditions of a proposed investment in the Company and my advisors and I have also had the opportunity to obtain additional information necessary to verify the accuracy of information furnished about the Company. Accordingly, I have independently evaluated the risks of purchasing the Units.

            vii.   Planned Public Offering - Registration Rights; Lock-Up.

                   (1) The Units are being offered pursuant to the Term Sheet to which this Subscription Agreement is Exhibit D. Annexed as Exhibit F to the Term Sheet is a copy of the Letter of Intent that the Company has received from GKN with regard to the Company's proposed GKN Offering. There can be no assurance that a registration statement ("Registration Statement") will be filed or, if filed, declared effective by the Securities and Exchange Commission ("Commission") or, if the Registration Statement is declared effective by the Commission, that the Company successfully will be able to consummate the GKN Offering.

                   (2) To facilitate the closing of the proposed GKN Offering, I agree that the Units, the Notes and the Warrants (and the shares of Common Stock underlying the Warrants) included in the Units offered hereby may not be sold or otherwise transferred until one year after the date upon which the Registration Statement with respect to the GKN Offering is declared effective ("Effective Date") by the Securities and Exchange Commission ("Holding Period"), unless (i) GKN, in its sole discretion, agrees to the sale of all or part of such securities at an earlier date and (ii) if I am a Pennsylvania resident, I comply with 204.011 of the Pennsylvania Blue Sky Regulations. The parties hereto agree that GKN is intended to be a third-party beneficiary of this Subscription Agreement and that no modification of the "lock-up" provisions contained in this Section 7b may be made without the prior written consent of GKN.

                   (3) Upon the Effective Date, such Warrants shall be automatically converted (on a one-for-one basis) into the Public Warrants to be sold to the public in the GKN Offering. I understand that the terms of the Warrants included in the Units are different from the terms of the Public Warrants which have a higher exercise price, are redeemable by the Company at a price of $.01 per Warrant if the price of the Company's Common Stock reaches certain levels, and may be different in other material respects.

                   (4) The Company, at its cost and expense (except commissions or discounts and fees of the Investor's own professionals, if any), agrees to include the Public Warrants and shares of Common Stock underlying the Public Warrants ("Registerable Securities") in the Company's Registration Statement to be filed in connection with the GKN Offering, and the Company shall keep the Registration Statement or a substitute registration statement current and effective until all of the Registerable Securities are sold or an exemption from the registration requirements of the Securities Act is available.

                   (5) So long as the Registrable Securities are not included in a current and effective registration statement, the Investor shall have the right to "piggyback" the Registerable Securities on each registration statement filed by the Company during the seven year period following the consummation of the GKN Offering (except registration statements filed on Form S-4 and Form S-8), all at the Company's cost and expense (except commissions or discounts and fees of the Investor's own professionals, if any); provided, however, that this subparagraph (e) shall not apply to any Registerable Securities if such Registerable Securities may then be sold within a six-month period under Rule 144, assuming the Investor's compliance with the provisions of such Rule, and the Company delivers an opinion of counsel to that effect to the transfer agent; and provided, further, that if the offering (other than the GKN Offering) with respect to which a registration statement is filed is managed by an independent underwriter, then (i) if in the reasonable judgment of the managing underwriter, which shall be evidenced by a writing delivered to such Investor, the sale of the Registerable Securities in connection with the proposed offering would have a material adverse effect on the offering, the Investor shall not sell his Registerable Securities under such registration statement until 90 days after the effective date of such registration statement, and
                         (ii) if securities are to be registered for the benefit of any other selling security holder ("Selling Holder"), the Investor shall be entitled to sell immediately under such registration statement a percentage of the total number of Registerable Securities of a particular class of securities owned by him equal to the highest percentage of that class to be sold under such registration statement (vis-a-vis the total number of securities of that class owned) by any such Selling Holder, with the Investor being entitled to sell the balance of his Registerable Securities under such registration statement commencing 90 days after the effective date of the registration statement. The Company shall give the Investor three weeks' notice of the intended filing date of any registration statement, other than a registration statement filed on Form S-4 or Form S-8, and the Investor shall have two weeks after receipt of such notice to notify the Company of its intent to include the Registerable Securities in the registration statement. The Company shall keep any registration statement onto which the Investor has "piggybacked" his Registerable Securities current and effective for a period up to 180 days from the date on which the Investor is first entitled to sell the total number of his Registerable Securities registered thereunder.

                   (6) Notwithstanding the foregoing, I acknowledge and agree that, if necessary to obtain Nasdaq listing for the Common Stock, and with GKN's consent, (i) the Holding Period may be made unconditional and absolute and extended for up to one additional year, and (ii) the Public Warrants and shares of Common Stock underlying the Public Warrants described in Section 7d hereof may be excluded or withdrawn from the Company's Registration Statement to be filed in connection with the GKN Offering.

                   (7) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Investor against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, whether arising out of any action between the Investor and the Company or between the Investor and any third-party or otherwise) to which the Investor may become subject under the Securities Act, the Securities Exchange Act of 1934 ("Exchange Act") or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement (as from time to time amended and supplemented); (ii) in any post-effective amendment or amendments thereto or any substitute registration statement in which the Registrable Securities are included; or (iii) any application or other document or written communication ("application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Registrable Securities under the securities laws thereof or filed with the Securities and Exchange Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Investor by or on behalf of the Investor expressly for use in the Registration Statement, or any amendment or supplement thereof, or in any application, as the case may be. The Company agrees promptly to notify the Investor of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Registrable Securities or in connection with the Registration Statement or Prospectus.

                   (8) If any action is brought against the Investor in respect of which indemnity may be sought against the Company pursuant to Section 7g, the Investor shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and reasonable fees of counsel (subject to the reasonable approval of the Investor) and payment of actual expenses. The Investor shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Investor unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys selected by the Investor shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Investor shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

                   (9) The Investor agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, whether arising out of any action between the Investor and the Company or between the Company and any third-party or otherwise) to which the Company may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement (as from time to time amended and supplemented); (ii) in any post-effective amendment or amendments thereto or any substitute registration statement in which the Registrable Securities are included; or (iii) any application or other document or written communication ("application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Registrable Securities under the securities laws thereof or filed with the Securities and Exchange Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions in the Registration Statement or any amendment or supplement thereto or in any application in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Investor by or on behalf of the Investor expressly for use in the Registration Statement or any amendment or supplement thereto or in any such application.

            viii. Investor Representations and Warranties. I acknowledge, represent, and warrant to, and agree with, the Company (and GKN may rely thereon) as follows:

                   (1) I am aware that my investment involves a high degree of risk as disclosed in the Term Sheet and have carefully read the Term Sheet including the section thereof entitled "Risk Factors;"

                   (2) I acknowledge and am aware that there is no assurance as to the future performance of the Company;

                   (3) I acknowledge that there may be certain adverse tax consequences to me in connection with my purchase of Units and the Company and GKN have advised me to seek the advice of experts in such areas prior to making this investment;

                   (4) I acknowledge that there can be no assurance that the Company will file the Registration Statement for its proposed GKN Offering, that such Registration Statement will be declared effective by the Commission or, if declared effective, that the Company successfully will close the proposed GKN Offering. If the proposed GKN Offering is not closed and the Company does not receive alternative financing, which it does not anticipate, the Company may not have the funds to pay the Notes or to fund the Company's operating expenses;

                   (5) I am purchasing the Units for my own account for investment and not with a view to or for sale in connection with the distribution of the Units or the Notes or the Warrants contained in the Units nor with any present intention of selling or otherwise disposing of all or any part of the Units, the Notes or the Warrants. I agree that I must bear the economic risk of my investment for an indefinite period of time because, among other reasons, the Units have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned, or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states or an exemption from such registration is available. I understand that, other than as described herein, the Company is under no obligation to register the

                         Units on my behalf or to assist me in complying with any exemption from such registration under the Securities Act or any state securities laws. Furthermore, I hereby acknowledge and agree that I will not sell, transfer, give, or otherwise dispose of, either publicly or privately, the Units or any securities underlying the Units during the Holding Period without the prior written consent of GKN. I hereby authorize the Company to place a legend denoting the restrictions on the Note and the Warrants to be issued;

                   (6) I am not a member of the National Association of Securities Dealers, Inc. ("NASD"). I have not, for a period of 12 months prior to the date of this Subscription Agreement, been affiliated or associated with any company, firm, or other entity which is a member of the NASD. I do not own stock or other interest in, and I am not a creditor of, any member of the NASD (other than interests acquired in open market purchases);

                   (7) I have the financial ability to bear the economic risk of my investment in the Company (including its complete loss), have adequate means for providing for my current needs and personal contingencies, and have no need for liquidity with respect to my investment in the Company;

                   (8) I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units and have obtained, in my judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. I have not utilized any person as my purchaser representative in connection with evaluating such merits and risks;

                   (9) I have relied solely upon my own investigation in making a decision to invest in the Company;

                   (10) I have received no representation or warranty from the Company or the Placement Agent or any of their respective officers, directors, employees or agents in respect of my investment in the Company and I have received no information (written or otherwise) from them relating to the Company or its business other than as set forth in the Term Sheet. I am not participating in the offer as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

                   (11) I have had full opportunity to ask questions of and to receive satisfactory answers concerning the offering and other matters pertaining to my investment and all such questions have been answered to my full satisfaction;

                   (12) I have been provided an opportunity to obtain any additional information concerning the offering, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

                   (13) I am an "accredited investor" as defined in Section 2(15) of the Securities Act and in Rule 501 promulgated thereunder;

                   (14) I understand that (i) the Units have not been registered under the Securities Act or the securities laws of certain states in reliance on specific exemptions from registration thereunder, (ii) no securities administrator of any state or the Federal government has recommended or endorsed this offering or made any findings or determination relating to the fairness of an investment in the Company, and (iii) the Company is relying on my representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions referred to in clause (i) hereto;

                   (15) I understand that (i) since neither the offer nor sale of the Units has been registered under the Securities Act or the securities laws of any state, the Units may not be sold, assigned, pledged or otherwise disposed of unless they are so registered or an exemption from such registration is available, (ii) it is not anticipated that there will be any market for the resale of the Units, and (iii) except as set forth herein, the Company has no obligation or intention to register the Notes and the Warrants (including the Common Stock underlying the Warrants) or the Units under the Securities Act or the securities laws of any states, or to take action so as to permit sales of the Units pursuant thereto;

                   (16) I understand that I am urged to seek independent advice from my professional advisors relating to the suitability of an investment in the Company in view of my overall financial needs and with respect to the legal and tax implications of such investment;

                   (17) If the Investor is a corporation, company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an Investor in the Company and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so;

                   (18) The information contained in my Purchaser Questionnaire, as well as any information which I have furnished to the Company with respect to my financial position and business experience, is correct and complete as of the date of this Subscription Agreement, and, if there should be any material change in such information prior to the Closing, I will promptly furnish such revised or corrected information to the Company;

                   (19) I hereby acknowledge and am aware that except for any rescission rights that may be provided under applicable laws, I am not entitled to cancel, terminate, or revoke this subscription, and any agreements made in connection herewith shall survive my death or disability; and

                   (20) I acknowledge that, in order to obtain Nasdaq listing for the Common Stock, it may be necessary for (i) the Holding Period to be made absolute and unconditional and extended for up to one additional year, and (ii) the Public Warrants and Common Stock underlying the Public Warrants held by me to be excluded or withdrawn from any Registration Statement filed in connection with the GKN Offering.

            ix.    Indemnification.

                   (1) I hereby agree to indemnify and hold harmless the Company and GKN, as Placement Agent, their respective officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses) incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by me and contained in this Subscription Agreement or my Purchaser Questionnaire, or (ii) arise out of or are based upon any breach by me of any representation, warranty, or agreement contained herein.

                   (2) I hereby agree to indemnify and hold harmless GKN, as Agent under the Security Agreement, its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses) incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under any statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses, arise out of or are based upon GKN's action or inaction as agent under the Security Agreement (except to the extent that the Security Agreement provides that no such indemnification is possible).

            x. Severability. In the event any part or parts of this Subscription Agreement are found to be void, the remaining provisions of this Subscription Agreement shall nevertheless be binding with the same effect as though the void part or parts were deleted.

            xi. Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Subscription Agreement may be by actual or facsimile signature.

            xii. Benefit. This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto (and GKN to the extent it is a third party beneficiary hereof or otherwise given rights hereunder) and their legal representatives, successors and assigns. GKN shall be deemed to be a third party beneficiary with respect to any sections hereof which so state or which otherwise indicate that GKN would be entitled to rely on the representations, warranties or covenants made by me therein.

            xiii. Notices and Addresses. All notices, offers, acceptance and any other acts under this Subscription Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

                   To Subscriber:    At the address set forth on the signature
                                     page of this Subscription Agreement

                   To The Company:   Pivot Rules, Inc.
                                     80 West 40th Street
                                     New York, New York 10018
                                     Attn: E. Kenneth Seiff
                                           Chief Executive Officer
                                     Fax: 212-354-3400

                   In either case
                   with copies to:   GKN Securities Corp.
                                     61 Broadway, 12th Floor
                                     New York, New York 10006
                                     Attn: Brian Coventry
                                           Vice President
                                     Fax: 212-509-5186

                                     Graubard Mollen & Miller
                                     600 Third Avenue, 31st Floor
                                     New York, NY  10016-2097
                                     Attn: David Alan Miller, Esq.
                                     Fax: 212-818-8881

                                     Shereff, Friedman, Hoffman
                                     & Goodman, LLP
                                     919 Third Avenue
                                     New York, New York 10022-9998
                                     Attn: Richard A. Goldberg, Esq.
                                     Fax: 212-758-9526
or to such other address as any of them, by notice to the others may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person or five (5) days after mailing.

            xiv. Governing Law. This Subscription Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder, whether relating to its execution, its validity, the obligations provided therein or performance shall be governed by, and interpreted according to the law of, the State of New York without regard to principles of conflict of law.

            xv. Venue. The Company (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (b) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (c) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

            xvi. Oral Evidence. This Subscription Agreement constitutes the entire subscription agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Subscription Agreement nor any provision hereof may be changed, waived, discharged, or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge, or termination is sought.

            xvii. Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Subscription Agreement.

            xviii. Survival of Representations, Warranties and Agreements. The
                   representations, warranties and agreements contained herein shall survive the delivery of, and payment for, the Units.

            xix. Acceptance of Subscription. The Company may accept this Subscription Agreement at any time for all or any portion of the Units subscribed for by executing a copy hereof as provided and notifying me within a reasonable time thereafter.

                       NOTICE TO RESIDENTS OF ALL STATES

         IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THESE SECURITIES ARE SUBJECT TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         NOTICE TO CALIFORNIA RESIDENTS: THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE CALIFORNIA CORPORATIONS CODE BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE CALIFORNIA CORPORATIONS CODE, IF SUCH REGISTRATION IS REQUIRED.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF CORPORATIONS, DEPARTMENT OF CORPORATIONS, STATE OF CALIFORNIA, NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE DEPARTMENT OF CORPORATIONS OF THE STATE OF CALIFORNIA REQUIRES THAT THE FOLLOWING LEGEND BE PLACED ON CERTIFICATES EVIDENCING SECURITIES SOLD TO CALIFORNIA INVESTORS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

         NOTICE TO CONNECTICUT RESIDENTS: THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER SECTION 36-485 OF THE CONNECTICUT UNIFORM SECURITIES ACT AND HAVE BEEN SOLD PURSUANT TO AN EXEMPTION THEREFROM. THESE SECURITIES CANNOT BE RESOLD OR TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE CONNECTICUT UNIFORM SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE BANKING COMMISSIONER OF THE STATE OF CONNECTICUT NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         NOTICE TO FLORIDA RESIDENTS: THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, AND THEY THEREFORE HAVE THE STATUS OF SECURITIES ACQUIRED IN AN EXEMPT TRANSACTION UNDER S.517.061 OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT. EACH OFFEREE WHO IS A FLORIDA RESIDENT SHOULD BE AWARE THAT SECTION 517.061(11)(a)(5) OF THE FLORIDA SECURITIES ACT PROVIDES, IN RELEVANT PART, AS
FOLLOWS: "WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN (FLORIDA), ANY SALE IN (FLORIDA) MADE PURSUANT TO... SECTION 517.061(11) SHALL BE VOIDABLE BY THE PURCHASER IN SUCH SALE EITHER WITHIN 3 DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY THE PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER OR AN ESCROW AGENT OR WITHIN 3 DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER."

         THE AVAILABILITY OF THE PRIVILEGE TO VOID SALES PURSUANT TO SECTION 517.061(12) IS HEREBY COMMUNICATED TO EACH FLORIDA OFFEREE. EACH PERSON ENTITLED TO EXERCISE THE PRIVILEGE TO VOID SALES GRANTED BY SECTION 517.061(11)(a)(5) AND WHO WISHES TO EXERCISE SUCH RIGHT MUST, WITHIN THREE DAYS AFTER THE TENDER OF THE PURCHASE PRICE OF THE UNITS TO THE COMPANY OR TO ANY AGENT OF THE COMPANY (INCLUDING ANY DEALER ACTING ON BEHALF OF THE COMPANY OR ANY SALESMAN OF SUCH DEALER) OR AN ESCROW AGENT CAUSE A WRITTEN NOTICE OR TELEGRAM TO BE SENT TO THE COMPANY AT THE ADDRESS PROVIDED IN THE MEMORANDUM. SUCH LETTER OR TELEGRAM MUST BE SENT AND, IF POSTMARKED, POSTMARKED ON OR PRIOR TO THE END OF THE AFOREMENTIONED THIRD DAY. IF A PERSON IS SENDING A LETTER, IT IS PRUDENT TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ASSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME IT WAS MAILED. SHOULD A PERSON MAKE THIS REQUEST ORALLY, HE MUST ASK FOR WRITTEN CONFIRMATION THAT HIS REQUEST HAS BEEN RECEIVED.

         NOTICE TO NEW YORK RESIDENTS: THIS PRIVATE PLACEMENT MEMORANDUM HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         THIS PRIVATE PLACEMENT MEMORANDUM DOES NOT CONTAIN AN UNTRUE STATEMENT OF MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS AND DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN.

         NOTICE TO PENNSYLVANIA RESIDENTS: THE OFFER AND SALE OF THESE SECURITIES TO PENNSYLVANIA RESIDENTS IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE PENNSYLVANIA SECURITIES ACT OF 1972 ("PENNSYLVANIA ACT"), IN ACCORDANCE WITH SECTION 203(d) THEREFROM. A REQUIREMENT OF SECTION 203(d) IS THAT THE COMPANY OBTAIN THE WRITTEN AGREEMENT OF EACH PENNSYLVANIA INVESTOR NOT TO SELL THE SECURITIES WITHIN TWELVE MONTHS AFTER THE DATE OF PURCHASE. UNDER THE PENNSYLVANIA ACT EACH PERSON WHO ACCEPTS AN OFFER TO PURCHASE THESE SECURITIES MAY ELECT, WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF HIS WRITTEN

BINDING CONTRACT OF PURCHASE, OR, IN THE CASE OF A TRANSACTION WHERE THERE IS NO WRITTEN BINDING CONTRACT OF PURCHASE, WITHIN TWO BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED, TO WITHDRAW HIS ACCEPTANCE AND RECEIVE A FULL REFUND OF ALL MONEYS PAID, WITHOUT INCURRING ANY LIABILITY.

         TO ACCOMPLISH THIS WITHDRAWAL A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO THE SELLING AGENT AT THE ADDRESS SET FORTH IN THE TEXT OF THE MEMORANDUM, INCLUDING HIS OR HER INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED SECOND BUSINESS DAY. IT IS PRUDENT TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME WHEN IT WAS MAILED. IF THE REQUEST IS MADE ORALLY (IN PERSON OR BY TELEPHONE, TO THE SELLING AGENT AT THE NUMBER LISTED IN THE TEXT OF THE MEMORANDUM), A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED.

Individual Investor               Date:
                                       ------------------------------


--------------------------        -----------------------------------
Social Security Number            Print Name of Investor No. 1


                                  -----------------------------------
                                  Signature of Investor No. 1*

                                  -----------------------------------
                                  Number and Street

                                  -----------------------------------
                                  City, State, Zip Code


--------------------------        -----------------------------------
Social Security Number            Print Name of Investor No. 2


                                  -----------------------------------
                                  Signature of Investor No. 2*

                                  -----------------------------------
                                  Number and Street

                                  -----------------------------------
                                  City, State, Zip Code

----------
* The Investor's signature hereto shall constitute (i) the Investor's signature, as Secured Party, of and on the Security Agreement to be executed by the Company on the Closing of the Offering, and (ii) the Investor's agreement to be bound by the terms of such Security Agreement.

Entity Investor

Manner in which Units are to be held:

      Individual Ownership
-----
      Tenants-in-Common
-----
      Joint Tenant with Right of Survivorship
-----
      Community Property
-----
      Separate Property
-----
      Partnership
-----
      Trust
-----
      Corporation
-----
      Other (please indicate)
-----

Corporate or Other Entity     Date:
                                   ----------------------------


----------------------------  ---------------------------------
Federal ID Number             Print Name of Entity


                              By:
                                 ------------------------------
                                 Signature**
                                 Title:

                              ---------------------------------
                              Number and Street

                              ---------------------------------
                              City, State, Zip Code

DATED:               , 1996.
      ---------------

-------------------
** The Investor's signature hereto shall constitute (i) the Investor's signature, as Secured Party, of and on the Security Agreement to be executed by the Company on the Closing of the offering, and (ii) the Investor's agreement to be bound by the terms of such Security Agreement.

     By signing below the undersigned accepts the foregoing subscription and agrees to be bound by its terms.

     PIVOT RULES, INC.


     BY:
        ------------------------------------
        E. Kenneth Seiff
        Chief Executive Officer